UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MAY 1, 2006
Date of Report (Date of earliest event reported)

REVELSTOKE INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-32593	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1081 Kent Street, White Rock, British Columbia, Canada	V4B 4T2
(Address of principal executive offices)	(Zip Code)

604.240.8072
Registrant's telephone number, including area code

14977 21st Avenue, Surrey, British Columbia, Canada, V4A 8G3
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective on May 1, 2006, the Board of Directors (the "Board") of Revelstoke Industries, Inc. (the "Company") accepted the consents to act as Directors of the Company from each of Stephen Jewett and D. Bruce Horton (collectively, the "Appointments").

As a result of the Appointments, and again effective on May 1, 2006, the following resulting Executive Officers of the Company were appointed to the following positions within the Company by the Board:

Individual	Officer position with the Company
Marcus Johnson	President, Chief Executive Officer and Principal Executive Officer
D. Bruce Horton	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer

The following represents a brief overview of the previous five-year employment history of each of the Company's new Directors:

Stephen Jewett: The Board is informed that, since 1978, Stephen Jewett has been the owner of Stephen Jewett - Chartered Accountants. During his career Mr. Jewett was the auditor of several reporting companies. Mr. Jewett received his degree as a Chartered Accountant from the Institute of Chartered Accountants of British Columbia and is the Company's current Audit Committee expert. Mr. Jewett has also been a director and/or office of several reporting companies, and is presently a director of Uranium Energy Corp. whose securities trade on the Over-the-counter Bulletin Board in the United States. Mr. Jewett has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

D. Bruce Horton: The Board is informed that, during the past five years, D. Bruce Horton has been active in the financial arena in both the private and public sectors as an accountant and financial management consultant with an emphasis on corporate financial reporting, financing and tax planning. Mr. Horton has specialized in corporate structuring and public and private sector financing for over 35 years. From 1972 through 1986 Mr. Horton was a partner in a public accounting firm. In 1986 Mr. Horton co-founded Clearly Canadian Beverage Corporation, of which he was a director and Chief Financial Officer until 1997. Mr. Jewett is presently a director and officer of Uranium Energy Corp. whose securities trade on the Over-the-counter Bulletin Board in the United States. Mr. Jewett has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

Rounding out the Board of the Company are Marcus Johnson and Alan Sedgwick.

2.

At present there are no employment arrangements as between the Company and either of Messrs. Jewett or Horton. It is presently expected that the Company will enter into a consulting arrangement with Mr. Horton in the near future and respecting the provision for the day-to-day financial management of all regulatory and corporate matters for the Company.

SECTION 8 - OTHER EVENTS

Item 8.01      Other events

Effective on and with a record date of May 1, 2006, the Board unanimously resolved, in accordance with Section 78.215 of the Nevada Revised Statutes: Chapter 78, as amended, to complete a proposed forward stock split by way of stock dividend on a 42 new shares for one old basis (the "Forward Stock Split").

The Forward Stock Split will be will implemented by way of a stock dividend whereby shareholders will receive 41 common shares of the Company for each common share held. The stock dividend will be payable on May 5, 2006 to common shareholders of record at the close of business on May 1, 2007. The total number of common shares outstanding as of May 1, 2006 was 400,000. Adjusting for the Forward Stock Split, the total number of common shares outstanding will be 16,800,000 common shares after the completion of the Forward Stock Split with the same par value of $0.001 per common share. There will be no corresponding change to the Company's current authorized share capital which consists of 50,000,000 common shares with a par value of $0.001 per common share.

Shareholders should retain their existing share certificates and not return their share certificates to the Company's transfer agent. Share certificates representing the Forward Stock Split by way of stock dividend will be mailed out on or about May 5, 2006 to registered shareholders as of the record date.

The Company is ascribing no monetary value to the stock dividend. Accordingly, there should be no tax payable by Canadian or U.S. shareholders as a result of the stock dividend. Shareholders are advised to contact their own tax advisors for further information.

Investors are cautioned that trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the proposed Forward Stock Split and has neither approved nor disapproved the contents of this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01      Financial Statements and Exhibits.

(a)      Financial Statements of Business Acquired.

3.

Not applicable.

(b)      Pro forma Financial Information.

Not applicable.

(c)      Shell company transactions.

Not applicable.

(d)      Exhibits.

Not applicable.

4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REVELSTOKE INDUSTRIES, INC.
DATE: May 1, 2006	By: /s/ Marcus Johnson ___________________________________ Marcus Johnson President, CEO and a Director

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5.